DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement (“Agreement”), is entered into effective November 8, 2013, (the “Effective Date”) by and between Silver Horn Mining Ltd., a Delaware corporation (the “Company") and Bond Media Group, an Arizona corporation ("Bond"), in reference to the following:

WHEREAS, Company is indebted to Bond in the amount of $196,620 pursuant to the statement of invoices attached hereto as Exhibit A (the “Invoiced Debt”);

WHEREAS, Bond has determined to forgive the Invoiced Debt and all other debt incurred by the Company from January 1, 2011 through the Effective Date (the “Additional Debt” and, together with the Invoiced Debt, the “Debt”) in their entirety in consideration for the releases and covenants provided herein; and

WHEREAS, the Company has determined that the forgiveness of the Debt is in the best interest of Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. Debt Forgiveness. Bond hereby forgives the Debt in its entirety.

2. Representations and Warranties of Bond. Bond hereby represents and warrants to Company as follows:

a.	Organization and Standing. Bond is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

b.
Authority. Bond has full legal capacity and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of Bond and is enforceable in accordance with its terms.

c.
Litigation. There are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent entry into or enforcement of this Agreement.

d.
No Conflicts.  Bond has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by Bond in connection with the execution and performance of this Agreement or the execution and performance by Bond of any agreements, instruments or other obligations entered into in connection with this Agreement.  The execution and delivery of this Agreement by Bond and the performance by Bond of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to Bond; and (iii) will not violate or breach any contractual obligation to which Bond is a party.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Bond as follows:

a.	Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

b.
Authority. The Company has full legal capacity and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of the Company and is enforceable in accordance with its terms.

c.
Litigation. There are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent entry into or enforcement of this Agreement.

d.
No Conflicts.  The Company has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by Bond in connection with the execution and performance of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.  The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign under any Laws; (ii) will not violate any Laws applicable to the Company; and (iii) will not violate or breach any contractual obligation to which the Company is a party.

4. Survival of Representations and Warranties. Each party’s representations and warranties shall survive after the conclusion of this Agreement.

5. Bond Release and Non-Disparagement.  Bond does hereby release, cancel, forgive and forever discharge the Company, each of its predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors and employees, from all actions, claims, demands damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspect or not, which have arisen, or may have arisen, or shall arise from the first day of the world, through and including the date hereof and each day thereafter, and Bond does specially waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mistake, been omitted from this Agreement.  Bond agrees that it will not publicly or privately disparage or criticize the Company, or any of its shareholders, directors, officers, agents, attorneys or employees.

6. Company Release and Non-Disparagement.  The Company does hereby release, cancel, forgive and forever discharge Bond, each of his agents, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors and employees, from all actions, claims, demands damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspect or not, which have arisen, or may have arisen, or shall arise from the first day of the world, through and including the date hereof and each day thereafter, and the Company does specially waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mistake, been omitted from this Agreement.  The Company agrees that it will not publicly or privately disparage or criticize Bond, or any of his affiliates, agents, attorneys or employees.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

8. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

9. Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[signature page follows immediately]

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SILVER HORN MINING LTD.

By: /s/ Andrew Uribe
Name: Andrew Uribe
Title: Chief Executive Officer

BOND MEDIA GROUP

By: /s/ Andrew Bond
Name: Andrew Bond
Title: Director